UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 11, 2009
Inverness Medical Innovations, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 647-3900
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a Registrant.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-1.1 Underwriting Agreement dated as of August 5, 2009
EX-4.1 Indenture dated as of August 11, 2009
EX-4.2 First Supplemental Indenture dated as of August 11, 2009
EX-5.1 Consent of Foley Hoag LLP

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01 Other Events.
On August 11, 2009 Inverness Medical Innovations, Inc. (the “Company”), closed its acquisition of Concateno plc, a Company registered under the laws of England and Wales (“Concateno”). Also on August 11, 2009, in order to partially fund the acquisition of Concateno, the Company issued $150.0 million aggregate principal amount of its 7.875% senior notes due 2016 (the “Notes”) in a public offering pursuant to its Registration Statement on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009, as amended. The sale of the Notes was made pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) dated as of August 5, 2009 among the Company, the Subsidiary Guarantors (as defined below) and Jefferies & Company, Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in the Underwriting Agreement. The Notes bear interest at a rate of 7.875% per year, payable semi-annually on February 1 and August 1 of each year, beginning on February 1, 2010, and will mature on February 1, 2016 unless earlier redeemed. The Notes were offered at an initial offering price of 98.144%, with an underwriting discount of 1.50%. The Company received net proceeds, after the underwriting discount and estimated offering expenses, of approximately $144.0 million. In the Underwriting Agreement, the Company agreed to indemnify the underwriters against certain liabilities in connection with the offering of the Notes, including civil liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make with respect to those liabilities.
The Notes were issued under an Indenture dated as of August 11, 2009 (the “Base Indenture”) between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by a First Supplemental Indenture dated as of August 11, 2009 among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).
The Notes are the Company’s senior unsecured obligations and will be equal in right of payment to all of the Company’s existing and future senior debt. The Company’s obligations under the Notes and the Indenture are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior basis by certain of the Company’s domestic subsidiaries as provided in the Indenture (the “Subsidiary Guarantors”), and the Subsidiary Guarantors’ obligations under such guarantees will be equal in right of payment to all of their existing and future senior debt.
The Company may, at its option, redeem the Notes, in whole or part, at any time (which may be more than once) on or after February 1, 2013, by paying the principal amount of the Notes being redeemed plus a declining premium, plus accrued and unpaid interest to (but excluding) the redemption date. The premium declines from 3.938% during the twelve months on and after February 1, 2013 to 1.969% during the twelve months on and after February 1, 2014 to zero on and after February 1, 2015.
The Company may, at its option, at any time (which may be more than once) prior to August 1, 2012, redeem up to 35% of the Notes (including any applicable Notes issued after August 11, 2009) with money that it raises in certain qualifying equity offerings, so long as:

•	the Company pays 107.875% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to (but excluding) the redemption date;

•	the Company redeems the Notes within 90 days of completing such equity offering; and

•	at least 65% of the aggregate principal amount of the Notes (including any Notes issued after August 11, 2009) remains outstanding afterwards.
The Company may, at its option, at any time (which may be more than once) prior to February 1, 2013, redeem some or all of the Notes by paying the principal amount of the Notes being redeemed plus the payment of a make-whole premium, plus accrued and unpaid interest to (but excluding) the redemption date.
If a change of control occurs, subject to specified conditions, the Company must give holders of the Notes an opportunity to sell the Notes to it at a purchase price of 101% of the principal amount of the Notes, plus accrued and unpaid interest to (but excluding) the date of the purchase.
If the Company or its subsidiaries engage in asset sales, they generally must either invest the net cash proceeds from such sales in their businesses within a specified period of time, prepay certain indebtedness or make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the Notes will be 100% of their principal amount, plus accrued and unpaid interest.
The Indenture provides that the Company and its subsidiaries must comply with various customary covenants. The covenants under the Indenture limit, among other things, the ability of the Company and its subsidiaries to:
•	incur additional debt;

•	pay dividends on their capital stock or redeem, repurchase or retire their capital stock or subordinated debt;

•	make certain investments;

•	create liens on their assets;

•	transfer or sell assets;

•	engage in transactions with their affiliates;

•	create restrictions on the ability of their subsidiaries to pay dividends or make loans, asset transfers or other payments to the Company and its subsidiaries;

•	issue capital stock of their subsidiaries;

•	engage in any business, other than their existing businesses and related businesses;

•	enter into sale and leaseback transactions;

•	incur layered indebtedness; and

•	consolidate, merge or transfer all or substantially all of the assets of the Company or the Company and its subsidiaries (taken as a whole).
These covenants are subject to important exceptions and qualifications, which are set forth in the Indenture. At any time that the Notes are rated investment grade, and subject to certain conditions, certain covenants will be suspended with respect to the Notes.

Foley Hoag LLP, counsel to the Company, has issued an opinion to the Company, dated August 11, 2009, regarding the legality of the Notes and the guarantees thereof. A copy of the opinion is filed as Exhibit 5.1 hereto.
In connection with the issuance and sale by the Company of the Notes, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference herein and into the Company’s Registration Statement (Registration No. 333-158542) with respect to the offering of the Notes: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report), (ii) the Base Indenture (Exhibit 4.1 to this Current Report), (iii) the Supplemental Indenture (Exhibit 4.2 to this Current Report), (iv) the Form of Note (Exhibit 4.3 to this Current Report), and (v) the opinion of Foley Hoag LLP regarding the legality of the Notes and the guarantees thereof (Exhibit 5.1 to this Current Report).
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement dated as of August 5, 2009 among Inverness Medical Innovations, Inc., the Guarantors named therein, Jefferies & Company, Inc., Goldman, Sachs & Co., and Wells Fargo Securities, LLC, as representatives of the several underwriters named in the Underwriting Agreement

4.1	Indenture dated as of August 11, 2009 between Inverness Medical Innovations, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2
First Supplemental Indenture dated as of August 11, 2009 among Inverness Medical Innovations, Inc., as issuer, the guarantor subsidiaries named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.3	Form of 7.875% Senior Note due 2016 (included in Exhibit 4.2 above)

5.1	Opinion of Foley Hoag LLP

23.1	Consent of Foley Hoag LLP (contained in Exhibit 5.1 hereto)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
BY:	/s/ Jay McNamara
Jay McNamara
Senior Counsel — Corporate & Finance

Dated: August 11, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement dated as of August 5, 2009 among Inverness Medical Innovations, Inc., the Guarantors named therein, Jefferies & Company, Inc., Goldman, Sachs & Co., and Wells Fargo Securities, LLC, as representatives of the several underwriters named in the Underwriting Agreement

4.1	Indenture dated as of August 11, 2009 between Inverness Medical Innovations, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2
First Supplemental Indenture dated as of August 11, 2009 among Inverness Medical Innovations, Inc., as issuer, the guarantor subsidiaries named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.3	Form of 7.875% Senior Note due 2016 (included in Exhibit 4.2 above)

5.1	Opinion of Foley Hoag LLP

23.1	Consent of Foley Hoag LLP (contained in Exhibit 5.1 hereto)